UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012 (October 2, 2012)

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On October 2, 2012, Trimble Navigation Limited, a California corporation (“Trimble”), completed the previously announced transaction with TMW Systems Holdings LLC, a Delaware limited liability company (the “Seller”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) with the Seller, TMW Intermediate Holdings Corporation, a Delaware corporation and wholly-owned subsidiary of the Seller (“TMW”) and, for the limited purposes set forth therein, certain holders of equity in the Seller identified therein.  Pursuant to the terms and conditions set forth in the Purchase Agreement, Trimble acquired all of the issued and outstanding shares of common stock of TMW from the Seller for an aggregate purchase price of approximately $334 million.

The foregoing does not purport to be a complete statement of the rights and obligations under the Purchase Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof.  The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to Trimble’s Current Report on Form 8-K filed on August 27, 2012, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED a California corporation

Dated: October 2, 2012	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President and General Counsel

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